BlackRock EuroFund

 (formerly Merrill Lynch EuroFund)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 25 filed on August 31, 2006 (SEC Accession No0001193125-06-183456).